UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2016

CU BANCORP

(Exact name of registrant as specified in its charter)

California	001-35683	90-0779788
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

818 W. 7th Street, Suite 220 – Los Angeles, California	90017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 430-7000

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

The disclosure set forth under Item 8.01 of this Current Report on Form 8-K (this “Report”) is incorporated herein by reference in its entirety.

Section 8 - Other Events

Item 8.01. Other Events

On September 23, 2016, California United Bank (the “Bank”), the wholly owned subsidiary of CU Bancorp (the “Company”) entered into a Stipulation to the Issuance of a Consent Order with its bank regulatory agencies, the Federal Deposit Insurance Corporation (“FDIC”) and the California Department of Business Oversight (“CDBO”), consenting to the issuance of a consent order (the “Consent Order”) relating to weaknesses in the Bank’s Bank Secrecy Act and Anti-Money Laundering (collectively “BSA”) compliance program. In consenting to the issuance of the Consent Order, the Bank did not admit or deny any charges of unsafe or unsound banking practices related to the BSA compliance program.

Under the terms of the Consent Order the Bank and/or its Board of Directors is required to take certain actions which include, but are not limited to:

•	Increasing Board supervision of the BSA compliance program;

•	Notification to the regulatory agencies prior to appointment of a new BSA Officer or the executive to whom the BSA Officer reports;

•	Formulation of a written action plan describing the actions to be taken to correct BSA/AML related deficiencies, a revised, written BSA/AML compliance program and review and enhancement of the Bank’s BSA risk assessment;

•	Performance of a review of BSA staffing needs;

•	Enhancement of internal controls to ensure full compliance with the BSA;

•	Establishment of an independent testing program for compliance with the BSA rules and regulations; and

•	Obtaining regulatory agency consent for expansionary activities such as new branches, offices, delivery channels, products and services.

The Consent Order is expected to result in additional BSA compliance expenses for the Bank and the Company. It may also have the effect of limiting or delaying the Bank’s and the Company’s ability to obtain regulatory approval for certain expansionary activities, to the extent desired by the Company. The Consent Order does not otherwise impact the Bank’s business activities outside of BSA.

The Consent Order does not require the Bank to pay any civil money penalty or require additional capital.

The Consent Order will remain in effect and be enforceable until it is modified, terminated, suspended or set aside by the FDIC and the CBDO. Management and the Board have expressed their full intention to comply with all parts of the Consent Order at the earliest possible date.

The Bank began implementing corrective actions prior to entering into the Consent Order and expects that it will be able to undertake and implement all other required actions within the time periods specified in the Consent Order. Numerous actions have already been taken or commenced by the Bank, which will assist in complying with the Consent Order, to strengthen its BSA compliance practices, policies, procedure and controls including, as previously announced, an addition to executive management of an Executive Vice President/Chief Risk Officer to provide additional management and support to enterprise risk, including BSA compliance.

The foregoing summary description of the Consent Order is not complete and is qualified in its entirety by reference to the full text of the Consent Order, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and the Stipulation which is filed herewith as Exhibit 99.2 each of which is incorporated herein by reference.

The Company expects to incur non-recurring non-interest expenses in connection with this Consent Order and ongoing increases in non-interest expense. Based on preliminary estimates it is anticipated that the Company will incur approximately $1.1 million on an annual basis primarily related to increased staffing, which began near the end of the 2nd Quarter of 2016 and will continue to increase in the 3rd and 4th Quarters of 2016. The Company also estimates that there are one-time costs, primarily for consultants to temporarily assist as the Company ratchets up staffing and also to provide support and review of internal improvements, of approximately $2 million, a substantial portion of which will be expenses associated with the 3rd and 4th Quarters of 2016. There may be additional needs as the Company continues to address these matters, which could increase these costs.

Statements made in this Form 8-K, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this report was prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” “project” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the Bank’s ability to demonstrate compliance with the Consent Order to the satisfaction of the FDIC and CDBO, the Bank’s ability to employ and retain additional qualified BSA staff or third parties; changes in interest rate environment, management’s business strategy, national, regional, and local market conditions and legislative and regulatory conditions.

Other than as required by law, the Company undertakes no obligation to publicly revise or update these forward-looking statements to reflect subsequent events or circumstances. Readers should also carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit No.	Exhibit Description

99.1	Consent Order, dated as of September 23, 2016, issued by the Federal Deposit Insurance Corporation and the California Department of Business Oversight.

99.2	Stipulation and Consent to the Issuance of a Consent Order dated as of September 23, 2016, between the Board of Directors of California United Bank and the Federal Deposit Insurance Corporation and the California Department of Business Oversight.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CU Bancorp

Dated: September 26, 2016	By:	/s/ David I. Rainer
David I. Rainer
Chairman and Chief Executive Officer